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Table of Contents

STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

Dear Fellow Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Strayer Education, Inc. (the ‘‘Corporation’’), to be held at 8:30 a.m. local time on Tuesday, April 29, 2008, at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia.

At this year’s meeting, you will vote on (i) the election of ten directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and (iii) any other matters that may properly come before the meeting. We have attached a notice of meeting and a proxy statement that contain more information about these items and the meeting.

Your vote is important. We encourage you to sign and return your proxy before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

We look forward to seeing you at the 2008 Annual Meeting of Stockholders.

Sincerely,
ROBERT S. SILBERMAN Chairman of the Board and Chief Executive Officer

March 27, 2008

STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2008 Annual Meeting of Stockholders of Strayer Education, Inc. (the ‘‘Corporation’’), will be held at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia, on Tuesday, April 29, 2008, at 8:30 a.m. for the following purposes:

1.	To elect ten directors to the Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation.

3.	To consider and act upon such other business as may properly come before the meeting.

THIS NOTICE IS BEING SENT TO COMMON STOCKHOLDERS OF RECORD AS OF MARCH 7, 2008. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
Gregory Ferenbach Secretary

Arlington, VA
March 27, 2008

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 29, 2008:

The Proxy Statement, Form 10-K and Annual Report to Shareholders are available at www.strayereducation.com/overview.cfm.

STRAYER EDUCATION, INC.
1100 Wilson Blvd., Suite 2500
Arlington, VA 22209
(703) 247-2500

PROXY STATEMENT

Annual Meeting of Stockholders
April 29, 2008

This Proxy Statement is furnished on or about March 27, 2008, to holders of the common stock of Strayer Education, Inc. (the ‘‘Corporation’’), 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, in connection with the solicitation on behalf of the Board of Directors of the Corporation (the ‘‘Board’’) of proxies to be voted at the 2008 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’). The Annual Meeting will be held at 8:30 a.m. local time on Tuesday, April 29, 2008, at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia.

The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation’s common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by the Corporation by mail or by personal interview, telephone and facsimile by officers and other management employees of the Corporation, who will receive no additional compensation for their services. The Corporation has also retained MacKenzie Partners, Inc. to provide proxy solicitation services for a fee of approximately $5,000 plus reimbursement of its out-of-pocket expenses.

Any stockholders giving a proxy pursuant to this solicitation may revoke it at any time prior to exercise of the proxy by giving written notice of such revocation to the Secretary of the Corporation at the Corporation’s executive offices at 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, providing a later dated proxy or by attending the meeting and voting in person.

At the close of business on March 7, 2008, there were 14,182,587 shares of the common stock of the Corporation outstanding and entitled to vote at the meeting. Only common stockholders of record on March 7, 2008 will be entitled to vote at the meeting, and each share will have one vote.

Voting Information

At the Annual Meeting votes will be counted by written ballot. A majority of the shares entitled to vote will constitute a quorum for purposes of the Annual Meeting. The election of the Board of Directors’ nominees for ten directors will require the affirmative vote of a plurality of the common shares present in person or represented by proxy and entitled to vote in the election of directors. Ratification of the appointment of the Corporation’s independent registered public accounting firm, and approval of any other business which may properly come before the Annual Meeting, or any adjournments thereof, will require the affirmative vote of a majority of the common shares present in person or represented by proxy and entitled to vote thereon. Under Maryland law and the Corporation’s Articles of Incorporation and By-laws, the aggregate number of votes entitled to be cast by all common stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote ‘‘For,’’ ‘‘Against’’ or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters, and the total number of votes cast ‘‘For’’ each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a common stockholder present in person or represented by proxy at the meeting, other than the election of directors, has the same legal effect as a vote ‘‘Against’’ the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Broker non-votes will have the effect of reducing the number of shares considered present and entitled to vote on the matter. Abstentions and broker non-votes will have no effect on the election of directors.

A common stockholder may, with respect to the election of directors, (1) vote for the election of all named director nominees, (2) withhold authority to vote for all named director nominees or (3) vote for the election of all named director nominees other than any nominee with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. A form of proxy card is attached hereto as Exhibit A.

Proxies properly executed and received by the Corporation prior to the meeting and not revoked, will be voted as directed therein on all matters presented at the meeting. In the absence of specific direction from a common stockholder, proxies will be voted for the election of all named director nominees. If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular proposal, such non-voted shares will not be considered present and entitled to vote on such proposal, although such shares may be considered present and entitled to vote on other proposals and will count for the purpose of determining the presence of a quorum.

PROPOSAL 1

Election of Directors

The Corporation currently has a twelve member Board, all of whom are elected by the Corporation’s common stockholders. There are currently two vacancies on the Board; thus, ten nominees are being voted on at the Annual Meeting.

All ten of the directors which the common stockholders are currently entitled to elect are to be elected at the Annual Meeting. It is intended that the votes represented by the proxies will be cast for the election as directors, for a term of one year or until their successors are chosen and qualified, of the persons listed below. Each of the nominees is currently a director of the Corporation. The following table and text presents information as of the date of this proxy statement concerning persons nominated for election as directors of the Corporation including, in each case, their current membership on Committees of the Board of Directors, principal occupations or affiliations during the last five years and certain other directorships held.

Nominees for Common Stock Directors

				Ownership
Name/Title	Age	Board Committees	Year first elected to Strayer Board	Common Stock	Restricted Stock	Vested Options(a)	Unvested Options
Robert S. Silberman,	50	—	2001	6,277	131,478	100,000	100,000
Chairman & CEO
Dr. Charlotte F. Beason,	60	Nominating/	1996	3,579	569	0	0
Director		Governance
William E. Brock,	77	Nominating/	2001	3,129	569	0	0
Director		Governance
David A. Coulter,(b)	60	—	2002	254	1,131	10,000	0
Director
Gary Gensler,	50	Audit	2001	10,129	569	0	0
Director
Robert R. Grusky,	50	Audit	2001	1,261	711	0	0
Director
Robert L. Johnson,	61	Compensation	2003	5,595	1,131	6,667	0
Director
Todd A. Milano,	55	Compensation	1996	11,074	1,013	0	0
Director
G. Thomas Waite, III,	56	Audit	1996	3,157	569	0	0
Director
J. David Wargo,	54	Compensation	2001	129	569	0	0
Director

(a)	Or will vest within 60 days of the date of this proxy statement.
(b)	Mr. Coulter is presently serving as the Board’s Presiding Independent Director.

Mr. Robert S. Silberman	has been Chairman of the Board since February 2003 and Chief Executive Officer since March 2001. From 1995 to 2000, Mr. Silberman served in a variety of senior management positions at CalEnergy Company, Inc., including as President and Chief Operating Officer. From 1993 to 1995, Mr. Silberman was Assistant to the Chairman and Chief Executive Officer of International Paper Company. From 1989 to 1993, Mr. Silberman served in several senior positions in the U.S. Department of Defense, including as Assistant Secretary of the Army. Mr. Silberman has been a Director of Strayer since March 2001. He serves on the Board of Directors of Covanta Holding Company and on the Management Advisory Board of New Mountain Capital, LLC. He also serves on the Board of Visitors of The Johns Hopkins University School of Advanced International Studies. Mr. Silberman is a member of the Council on Foreign Relations. Mr. Silberman holds a bachelor’s degree in history from Dartmouth College and a master’s degree in international policy from The Johns Hopkins University.

Dr. Charlotte F. Beason	is a former consultant in education and health care administration. From 1988 to 1996, she was Director of Health Professions Education Service and the Health Professional Scholarship Program at the Department of Veterans Affairs. From 2000 to 2003, Dr. Beason was Chair and Vice Chair of the Commission on Collegiate Nursing Education (an autonomous agency accrediting baccalaureate and graduate programs in nursing); she currently serves as an evaluator for the Commission on Collegiate Nursing Education. Dr. Beason has served on the Board since 1996 and is a member of the Nominating/Governance Committee of the Board. She is also Chairwoman of the Strayer University Board of Trustees. Dr. Beason holds a bachelor’s degree in nursing from Berea College, a master’s degree in psychiatric nursing from Boston University and a doctorate in clinical psychology and public practice from Harvard University.

Mr. William E. Brock	is the Founder and Chairman of the Brock Offices, a firm specializing in international trade, investment and human resources. From 1985 to 1987, Mr. Brock served in the President’s Cabinet as the U.S. Secretary of Labor, and from 1981 to 1985, as the U.S. Trade Representative. Elected Chairman of the Republican National Committee from 1977 to 1981, Mr. Brock previously served as a Member of Congress and, subsequently, as U.S. Senator for the State of Tennessee. Mr. Brock serves as a Counselor and Trustee of the Center for Strategic and International Studies, and as a member of the Board of Directors of On Assignment, Inc., Health Extras, Inc., and ResCare, Inc. Mr. Brock has been a member of the Board since 2001 and is Chair of the Nominating/Governance Committee of the Board. He holds a bachelor’s degree in commerce from Washington and Lee University. Mr. Brock has also received a number of honorary degrees.

Mr. David A. Coulter	is currently Managing Director and Senior Advisor at Warburg Pincus, LLC. He was Vice Chairman of J.P. Morgan Chase & Co. from December 2000 to December 2005. Mr. Coulter was Vice Chairman of The Chase Manhattan Corporation from July 2000 to December 2000. Prior to joining Chase, Mr. Coulter led the West Coast operations of the Beacon Group, a private investment and strategic advisory firm, and prior to that, Mr. Coulter served as the Chairman and Chief Executive Officer of the BankAmerica Corporation. Mr. Coulter is a member of the Board of Directors of PG&E Corporation, MBIA, Inc., Metavante Technologies, Inc., and Aeolus Re. Mr. Coulter is currently serving as the Presiding Independent Director of the Strayer Education, Inc. Board of Directors, on which he has served since 2002. Mr. Coulter holds a bachelor’s degree in mathematics and economics and a master’s degree in industrial administration, both from Carnegie Mellon University.

Mr. Gary Gensler	served as Under Secretary of the U.S. Department of the Treasury from 1999 to 2001, and as Assistant Secretary of the Treasury from 1997 to 1999. From 1988 to 1997, Mr. Gensler was a partner of The Goldman Sachs Group, LP, where he served in various capacities including Co-head of Finance, responsible for controllers and treasury worldwide. He serves as a Trustee of the Bryn Mawr School and Enterprise Community Partners. Mr. Gensler also serves on the Board of The Johns Hopkins Center for Talented Youth as well as the Board of WageWorks, Inc., and the Washington Hospital Center. Mr. Gensler is currently serving as a Senior Advisor to Hillary Clinton for President. Mr. Gensler is on the Management Advisory Board of New Mountain Capital, LLC. He has served on the Board since 2001 and is Chair of the Audit Committee of the Board. Mr. Gensler holds a bachelor’s degree in economics and an MBA from the Wharton School of the University of Pennsylvania.

Mr. Robert R. Grusky	is the Founder and Managing Member of Hope Capital Management, LLC, an investment manager, since 2000. He co-founded New Mountain Capital, LLC, a private equity firm, in 2000 and was a Principal and Member from 2000 to 2005, and has been a Senior Advisor since then. From 1998 to 2000, Mr. Grusky served as President of RSL Investments Corporation. From 1985 to 1997, with the exception of 1990 to 1991 when he was on a leave of absence to serve as a White House Fellow and Assistant for Special Projects to the Secretary of Defense, Mr. Grusky served in a variety of capacities at Goldman, Sachs & Co., first in its Mergers & Acquisitions Department and then in its Principal Investment Area. He is also on the Board of Directors of AutoNation, Inc., and National Medical Health Card Systems, Inc., as well as a member of the Board of Trustees of Hackley School. Mr. Grusky has served on the Board since 2001, and is a member of the Audit Committee of the Board. He holds a bachelor’s degree in history from Union College and an MBA from Harvard University.

Mr. Robert L. Johnson	is the Chairman and Chief Executive Officer of RLJ Companies, where he owns or holds interests in companies operating in the professional sports, hospitality, real estate, gaming, banking and financial services, and film production industries. Mr. Johnson is the founder of Black Entertainment Television (BET), a subsidiary of Viacom and the leading African-American operated media and entertainment company in the United States, and served as its Chief Executive Officer until January 2006. In 2002, Mr. Johnson became the first African-American majority owner of a major sports franchise, the Charlotte Bobcats of the NBA. From 1976 to 1979, he served as Vice President of Governmental Relations for the National Cable & Telecommunications Association (NCTA). Mr. Johnson also served as Press Secretary for the Honorable Walter E. Fauntroy, Congressional Delegate from the District of

Columbia. He also serves on the following boards: NBA Board of Governors, The Johns Hopkins University, Lowe’s Companies, IMG, Deutsch Bank Advisory Board, Wal-Mart Diversity Committee, and the Business Council. Mr. Johnson has served on the Board since 2003, and is a member of the Compensation Committee of the Board. He holds a bachelor’s degree in social studies from the University of Illinois and a master’s degree in international affairs from the Woodrow Wilson School of Public and International Affairs at Princeton University.

Mr. Todd A. Milano	has been President and Chief Executive Officer of Central Pennsylvania College since 1989. Mr. Milano has served on the Board since 1996, is a member of the Compensation Committee of the Board and is also a member of the Strayer University Board of Trustees. Mr. Milano holds a bachelor’s degree in industrial management from Purdue University.

Mr. G. Thomas Waite, III	has been Treasurer and Chief Financial Officer of the Humane Society of the United States since 1993. In 1992, Mr. Waite was the Director of Commercial Management of The National Housing Partnership. Mr. Waite has served on the Board since 1996, is a member of the Audit Committee of the Board and is a former member of the Strayer University Board of Trustees. Mr. Waite holds a bachelor’s degree in commerce from the University of Virginia and is a Certified Public Accountant.

Mr. J. David Wargo	has been President of Wargo and Company, Inc., an investment management company, since 1993. Mr. Wargo is a Co-founder and has been a Member of New Mountain Capital, LLC since January 2000. From 1989 to 1992, Mr. Wargo was a Managing Director and Senior Analyst of The Putnam Companies, a Boston-based investment management company. From 1985 to 1989, Mr. Wargo was a partner and held other positions at Marble Arch Partners. Mr. Wargo is a Director of Liberty Global, Inc. and Discovery Holding Company. Mr. Wargo has served on the Board since 2001 and is Chair of the Compensation Committee of the Board. Mr. Wargo holds a bachelor’s degree in physics and a master’s degree in nuclear engineering, both from the Massachusetts Institute of Technology. He also holds a master’s degree in management from the Sloan School of Management, Massachusetts Institute of Technology.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. The current Committee membership is as follows:

Director’s Name	Audit	Compensation	Nominating/ Governance
Robert S. Silberman
Charlotte F. Beason			X
William E. Brock			X
David A. Coulter
Gary Gensler	X
Robert R. Grusky	X
Robert L. Johnson		X
Todd A. Milano		X
G. Thomas Waite, III	X
J. David Wargo		X

Audit Committee.    For the year ended December 31, 2007, the Audit Committee was composed of Messrs. Gensler (Chair), Grusky and Waite. The Committee performs a variety of tasks, including being directly responsible for the appointment, compensation and oversight of the Corporation’s independent registered public accounting firm, reviewing the Corporation’s accounting policies and reviewing the Corporation’s unaudited quarterly earnings releases and periodic filings with the Securities and Exchange Commission (the ‘‘SEC’’) that include financial statements, and reporting to the Board of Directors. The Audit Committee met five times during 2007. The Audit Committee has a written charter, a copy of which the Corporation will provide to any person without charge, upon request. Persons wishing to make such a request should contact Sonya G. Udler, Senior Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Audit Committee charter is available on the Corporation’s website, www.strayereducation.com. The Board of Directors has determined that all of the members of the Audit Committee are independent, as independence is defined under the NASDAQ Listing Standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the ‘‘1934 Act’’). The Board of Directors has determined that Gary Gensler qualifies as an ‘‘audit committee financial expert,’’ as defined by SEC rules, based on his education, experience and background. A report of the Audit Committee is included below in this proxy statement.

Compensation Committee.    For the year ended December 31, 2007, the Compensation Committee was composed of Messrs. Wargo (Chair), Johnson and Milano. The Compensation Committee is responsible for evaluating, and recommending to the full Board for approval, the compensation of the Chief Executive Officer. The Committee is also responsible for evaluating, approving, and recommending to the full Board for approval, the compensation of the other officers of the Corporation. The Compensation Committee is responsible for determining compensation policies and practices, changes in compensation and benefits for management, employee benefits and all other matters relating to employee compensation, including matters relating to stock-based compensation, subject to the approval of the Board. The Compensation Committee met three times between February 13, 2007, the date of the last Compensation Committee Report and February 12, 2008, the date of the Compensation Committee Report below. The Compensation Committee has adopted a written charter, a copy of which the Corporation will provide to any person without charge, upon request. Persons wishing to make such a request should contact Sonya G. Udler, Senior Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Compensation Committee charter is available on the Corporation’s website, www.strayereducation.com. The Board has determined that all of the members of the Compensation Committee are independent, as independence is defined under the NASDAQ Listing Standards.

Nominating/Governance Committee.    For the year ended December 31, 2007, the Nominating/Governance Committee (the ‘‘Nominating Committee’’) was composed of Mr. Brock (Chair) and Dr. Beason. The Board has determined that all of the members of the Nominating Committee are independent, as independence is defined under the NASDAQ Listing Standards. The Nominating Committee is responsible for establishing qualifications for potential directors and considering and recommending prospective candidates for Board membership. The Nominating Committee met twice during the year ended December 31, 2007.

The Nominating Committee has a written charter. The Nominating Committee charter will be made available to any person upon request without charge. Persons wishing to make such a request should contact Sonya G. Udler, Senior Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Nominating Committee charter is available on the Corporation’s website, www.strayereducation.com.

The Nominating Committee considers many factors when considering candidates for the Board. The Nominating Committee strives for the Board to be comprised of directors with a variety of experience and backgrounds and who represent the interests of stockholders as a whole. Other important factors in Board composition include diversity in its truest sense, skill, specialized expertise, level of education and/or business experience, broad-based business acumen, and experience and understanding of strategy and policy-setting, as well as having a commitment to maintaining the high academic quality of Strayer University and maximizing stockholder value. The Nominating Committee also encourages all Board members to make an economic investment in the Corporation by purchasing shares directly. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily by the Nominating Committee.

In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a Nominating Committee recommended nominee. However, the Nominating Committee does believe that all members of the Board should have the highest character and integrity; a reputation for working constructively with others; sufficient time to devote to Board matters; and no conflict of interest that would interfere with performance as a director. In addition, it is anticipated that the Board as a whole be able to operate in an atmosphere where the chemistry of the individuals is a key element.

The Nominating Committee does not evaluate candidates differently based on who has made the proposal. The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. No such consultants or search firms have been used to date and, accordingly, no fees have been paid to consultants or search firms in the past fiscal year.

In considering persons to nominate for election as common stock directors, the Nominating Committee will entertain recommendations from common stockholders that are submitted in writing to the Corporation, provided that such common stockholders (i) beneficially own more than 5% of the Corporation’s common stock or (ii) have beneficially owned more than 1% of the Corporation’s common stock for at least one year. Stockholders meeting such criteria may recommend candidates for consideration by the Nominating Committee by writing to Gregory Ferenbach, Corporate Secretary, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, giving the candidate’s name, contact information, biographical data and qualifications, as well as evidence that the stockholder satisfies the criteria set forth above. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. All such recommendations will be treated confidentially and brought to the attention of the Nominating Committee.

Stockholders who wish to nominate a director for election at an annual meeting of the stockholders of the Corporation must also comply with the Corporation’s By-laws regarding stockholder proposals and nominations. See ‘‘Stockholder Proposals’’ contained in this proxy statement.

Attendance at Meetings and Director Independence

The Board of Directors met four times during 2007. Each Director attended at least 75% of the meetings of the Board and of the meetings of the Board Committees on which he or she served as a member in 2007. At each regularly scheduled meeting of the Board, the independent directors met in executive session. The Board’s Presiding Independent Director, currently Mr. Coulter, presides at these executive sessions. The Corporation strongly encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. Eight incumbent directors attended the Corporation’s last annual meeting of stockholders held on May 2, 2007.

The Board of Directors consists of a majority of independent directors, as independence is defined under the NASDAQ Listing Standards. The Board of Directors has determined that all members of the Board of Directors, except for Mr. Silberman, are independent under these standards.

Code of Business Conduct

The Board of Directors adopted a Code of Business Conduct in February 2004, meeting the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable NASDAQ requirements. The Code of Conduct was amended on February 12, 2008 to provide updates and clarifications but was not amended in any material respects. The Corporation will provide to any person without charge, upon request, a copy of such Code of Business Conduct. Persons wishing to make such a request should contact Sonya G. Udler, Senior Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Code of Business Conduct is available on the corporate website, www.strayereducation.com. In the event that the Corporation makes any amendment to, or grants any waiver from, a provision of the Code of Business Conduct that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, the Corporation intends to disclose such amendment or waiver and the reasons for the amendment or waiver on the Corporation’s website, located at www.strayereducation.com and, as required by NASDAQ, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

Stockholder Communication with Directors

The Corporation has a process for stockholders to send communications to the Board of Directors. Any stockholder that wishes to communicate with the Board of Directors may do so by submitting correspondence in writing to the Board, in care of Gregory Ferenbach, Corporate Secretary, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209. The mailing envelope must contain a clear notation indicating that the enclosed letter is a ‘‘Stockholder-Board Communication.’’ All such letters must identify the author as a stockholder. All correspondence from stockholders that (i) beneficially own more than 5% of the Corporation’s common stock or (ii) have beneficially owned more than 1% of the Corporation’s common stock for at least one year will be forwarded to the Board. Stockholder-Board communications from all other stockholders will be reviewed by the Chief Executive Officer and the Secretary of the Corporation who will forward all appropriate communications to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

The 1934 Act requires the Corporation’s directors, executive officers and 10% stockholders to file reports of beneficial ownership of equity securities of the Corporation and to furnish copies of such reports to the Corporation. Based on a review of such reports, and upon written representations from certain reporting persons, the Corporation believes that, during the fiscal year ended December 31, 2007, all such filing requirements were met.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the ownership of the Corporation’s common stock as of March 7, 2008 (except as otherwise indicated), by each person known by management of the Corporation to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Corporation’s common stock, each of the Corporation’s directors, its CEO and four other named executive officers and all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the SEC by those persons or upon information otherwise provided by those persons to the Corporation. The percentages reflected in the table for each beneficial owner are calculated based on the number of shares of common stock outstanding on the record date plus those common stock equivalents and exercisable options held by the applicable beneficial owner.

Name of Beneficial Owner	Common Stock Beneficially Owned	Options Currently Exercisable or Exercisable within 60 Days	Total	Percentage Owned
Stockholders:
Baron Capital Group, Inc.(a)	1,430,124	0	1,430,124	10.1%
Morgan Stanley(b)	842,188	0	842,188	5.9%
Neuberger Berman LLC(c)	778,460	0	778,460	5.5%
Directors:
Robert S. Silberman(d)	137,755	100,000	237,755	1.7%
Dr. Charlotte F. Beason	4,148	0	4,148	*
William E. Brock	3,698	0	3,698	*
David A. Coulter	1,385	10,000	11,385	*
Gary Gensler	10,698	0	10,698	*
Robert R. Grusky	1,972	0	1,972	*
Robert L. Johnson	6,726	6,667	13,393	*
Todd A. Milano	12,087	0	12,087	*
G. Thomas Waite, III	3,726	0	3,726	*
J. David Wargo	698	0	698	*
Executive Officers:
Karl McDonnell(e)	23,549	0	23,549	*
Mark C. Brown(f)	12,977	10,000	22,977	*
Lysa A. Hlavinka(g)	17,034	0	17,034	*
Gregory Ferenbach(h)	6,297	0	6,297	*
All Executive Officers and Directors (19 persons)	271,345	129,667	401,012	2.8%

*	represents amounts less than 1%
(a)	Based on a Schedule 13G/A filed with the SEC on February 12, 2008. Baron Capital Group, Inc. and BAMCO, Inc. are investment advisers with respect to these shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of common stock. The address is: 767 Fifth Avenue, New York, NY 10153.
(b)	Based on a Schedule 13G/A filed with the SEC on February 14, 2008. Morgan Stanley is filing solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units. The address is: 1585 Broadway Avenue, New York, NY 10036.

(c)	Based on a Schedule 13G filed with the SEC on February 12, 2008. Neuberger Berman, LLC, a subsidiary of Neuberger Berman Inc., is an investment adviser with respect to these shares for the accounts of other persons who have the right to receive, and the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares of common stock. Neuberger Berman Management Inc., another subsidiary of Neuberger Berman Inc., also serves as investment manager for mutual funds which hold some of these shares. The address is: 605 Third Avenue, New York, New York 10158.
(d)	Includes 131,478 restricted shares which were granted on February 14, 2006 and which vest 100% on December 1, 2008, subject to the satisfaction of certain performance criteria. Mr. Silberman has the right to vote these shares and receive cash dividends thereon during the restriction period.
(e)	Includes 20,192 restricted shares which were granted on July 25, 2006 and which vest 100% on July 25, 2010, subject to the satisfaction of certain performance criteria. The amount also includes 1,056 restricted shares which were granted on February 13, 2007 and which vest 100% on February 13, 2010. The amount also includes 1,851 shares of restricted stock, which were granted on February 12, 2008 and which vest 100% on February 12, 2011. Mr. McDonnell has the right to vote these shares and receive cash dividends thereon during the restriction periods.
(f)	Includes 3,518 restricted shares which were granted on February 13, 2007 and which vest 100% on February 13, 2010. The amount also includes 7,651 shares of restricted stock which were granted on February 12, 2008. Of the 7,651 restricted shares, 1,481 shares vest 100% on February 12, 2011 and 6,170 shares vest 100% on February 12, 2013. Mr. Brown has the right to vote these shares and receive cash dividends thereon during the restriction period.
(g)	Includes 7,500 restricted shares which were granted on February 14, 2006 and which vest 100% on February 14, 2010. The amount also includes 1,583 restricted shares which were granted on February 13, 2007 and which vest 100% on February 13, 2010. The amount also includes 7,343 shares of restricted stock, which were granted on February 12, 2008. Of the 7,343 restricted shares, 1,173 shares vest 100% on February 12, 2011 and 6,170 shares vest 100% on February 12, 2013. Ms. Hlavinka has the right to vote these shares and receive cash dividends thereon during the restriction periods.
(h)	Includes 3,424 shares of restricted stock which vest 100% on February 15, 2009 and 1,583 shares of restricted stock which vest 100% on February 13, 2010. The amount also includes 1,173 shares of restricted stock, which were granted on February 12, 2008 and which vest 100% on February 12, 2011. Mr. Ferenbach has the right to vote these shares and receive cash dividends thereon during the restriction periods.

Compensation Discussion and Analysis

Compensation Policies and Objectives

1.	The Corporation believes that compensation of the Corporation’s key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.	It is the policy of the Corporation that the three primary components of the Corporation’s total compensation package (salary, bonus, and equity grants) will be considered in the aggregate in determining the amount of any one component.

3.	The Corporation seeks to reward achievement of specific long and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.	The Corporation believes that it should make both initial equity grants to key executive officers upon their commencement of employment, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual equity grants in order to retain, motivate, and align the interests of those key executive officers with stockholders.

5.	The criteria used for assessing executive performance in any year is first based on the Corporation meeting certain financial targets and other performance criteria set by the Board within criteria approved by the shareholders at the Corporation’s Annual Meeting on May 3, 2006. The Compensation Committee then exercises its judgment regarding the performance of executive officers against individual performance goals approved by the Board within criteria approved by the shareholders at the Corporation’s Annual Meeting on May 3, 2006.

6.	The Corporation’s guiding principles are focused on encouraging officers and directors to think like owners. To this end, the Corporation recommends:

i.	Senior officers purchase outright in the market and hold during their term of employment a meaningful number of common shares; and

ii.	Senior officers hold at least 75% of any granted stock options without exercise during the term of the stock options.

7.	The Corporation believes that annual grants of restricted stock are generally preferable as an equity compensation vehicle and more suited to our long-term business model than larger sporadic grants of stock options. This is so because shares of restricted stock have an intrinsic value when granted (as opposed to options) and therefore, the employee holding restricted stock shares a downside risk to such value with other owners of the Corporation’s common stock.

8.	Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in the same industry as the basis for establishing the compensation of the Corporation’s executive officers nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the Corporation’s CEO is determined by the Compensation Committee subject to approval of the Corporation’s Board of Directors (excluding the CEO, who is also a Director). In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	The Corporation’s achievement of annual goals and objectives set by the full Board of Directors in the preceding year,

ii.	Short term and long term performance of the Corporation, and

iii.	CEO compensation level at comparable companies.

For the other named executive officers, the Compensation Committee reviews, approves, and recommends to the full Board compensation based on:

i.	Performance of the executive officers in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Short term and long term performance of the Corporation,

iii.	Executive compensation level at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as, if applicable, making equity grants as long-term compensation and making other determinations or recommendations with respect to employee benefit plans and related matters. The Committee meets in February of each year when audited year-end financial statements are available, to consider bonuses with respect to the just completed fiscal year, consider equity awards, and determine executive officer salaries with respect to the next fiscal year.

Identification and Analysis of 2007 Compensation Programs

During 2007, the Corporation’s executive compensation included salary, bonus and long-term compensation in the form of restricted stock awarded under the Corporation’s Stock Option Plan.

•	Salary – Salaries for executives other than the CEO are reviewed, approved, and recommended to the full Board annually by the Compensation Committee upon recommendation of the CEO. The CEO’s salary is specified in his employment agreement (see ‘‘Employment Agreements, Change in Control Agreements and Severance Plans’’ section below), and is annually reviewed and approved by the Compensation Committee and the full Board of Directors.

•	Bonus – Payment of an annual cash bonus to executives is at the discretion of the Compensation Committee and is subject to Board approval. It is designed to compensate executives for superior performance against both consolidated corporate financial targets set by the Board, as well as meritorious individual efforts. The corporate financial targets are reviewed and approved by the Board of Directors in the fourth quarter of the preceding year. In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether a required minimum level of performance has been achieved against the corporate financial targets. These financial targets are confidential. The Corporation believes the achievement of them is realistic but not certain. Provided that the minimum level has been achieved, the Compensation Committee then decides the amount of the individual bonuses, if any, based on the awardee’s personal performance against individual goals. The target bonus for Senior Vice Presidents and above is 75% of salary, and for Vice Presidents, 40% of salary. Only corporate officers are eligible for cash bonuses. See ‘‘Summary Compensation’’ and ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table’’ for more information regarding bonuses awarded for 2007.

•	Equity-based Compensation Programs – The Company believes it should make both initial equity grants to key executive officers upon their commencement of employment, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual equity grants in order to retain, motivate, and align the interests of those key executive officers with stockholders. The Corporation has determined that the equity grant portion of executive compensation is generally preferable to be made in the form of restricted stock rather than stock options because shares of restricted stock have an intrinsic value when granted (as opposed to options) and therefore the employee holding restricted stock shares a downside risk to such value with other owners of the Corporation’s common stock and this form of equity compensation is more suited to our long-term business model. Equity awards are generally issued on the date of the February Board of Directors Meeting each year, by which time the financial results for the preceding year have been finalized. For all stock-based grants, the closing price of the Corporation’s common stock on the date of issue is used as the grant price. Beginning in March 2006, the Corporation began making a cash payment to all holders of vested, unexercised stock options on the same date and in the same amount as the Corporation’s common stock dividend to encourage executives and directors to hold such options, and therefore better aligning their interests with those of the Corporation. In February 2006, the Corporation’s Board of Directors determined that grants of equity for executive compensation on an annual basis should not exceed 0.5% of total shares outstanding assuming no share repurchases. See ‘‘Summary Compensation’’ and ‘‘Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table’’ for more information regarding equity-based awards.

•	Perquisites and Other Personal Benefits – The Corporation does not offer any perquisites except for reimbursement of relocation expenses including tax gross-ups, when applicable. This perquisite is offered to any named executive officer hired from a different location to encourage prospective executives to relocate.

•	Employment Agreements, Change in Control Agreements, and Severance Plans – Robert S. Silberman, the Corporation’s Chairman and Chief Executive Officer, has an employment agreement with the Corporation which had an initial term of approximately three years (ending on December 31, 2004), and thereafter, automatically extends for successive one-year periods unless either the Corporation or Mr. Silberman provides timely notice to the contrary. Mr. Silberman’s employment agreement currently provides for a base salary of $630,000 per annum (subject to annual increases for at least cost of living adjustments which Mr. Silberman waived in 2006). Mr. Silberman is also eligible to receive a target award of at least 75% of base salary, in the form of a bonus for each of the fiscal years during which he is employed, upon meeting certain individual, corporate and financial goals annually approved by the Board. In the event of termination without cause, the employment contract also provides for the payment of three years base salary, three years of medical benefits and, if such termination is in connection with a change of control, an amount equal to three times the latest annual bonus award made to him under the agreement prior to the event of termination without cause. In addition, Mr. Silberman is entitled to a gross-up payment for any excise taxes which may be imposed on termination payments. Mr. Silberman is the only named executive officer who has an employment agreement.

•	Retirement and Deferred Compensation Plans – The Corporation maintains a retirement plan (the ‘‘401(k) Plan’’) intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Corporation of at least 21 years of age. Effective January 1, 2007, employees may contribute up to $15,500 of their annual wages (subject to an annual limit prescribed by the Internal Revenue Code) as pretax, salary deferral contributions. The Corporation, in its discretion, matches employee contributions up to a maximum authorized amount under the plan. In 2007, the Corporation matched 100% of employee deferrals up to a maximum of 3% of the employee’s annual salary and matched an additional 50% of employee contributions for deferrals between 3% and 5% of annual salary. The Corporation offers this plan to enable and encourage its employees to save for their retirement in a tax advantageous way. The Corporation also maintains an Employee Stock Purchase Plan (the ‘‘Employee Purchase Plan’’). The purpose of the Employee Purchase Plan is to enable eligible full-time employees of the Corporation, through payroll deductions, to purchase shares of its common stock at a 10% discount from the prevailing market price from time to time. The Corporation offers this plan to encourage stock ownership by its employees.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, the Corporation’s policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to the Corporation’s executive officers.

Stock Ownership and Retention Guidelines

The Corporation’s guiding principles are focused on encouraging officers and directors to think like owners. To this end, the Corporation recommends:

i.	Senior officers purchase outright in the market and hold during their term of employment a meaningful number of common shares; and

ii.	Senior officers hold at least 75% of any granted stock options without exercise during the term of the stock options.

Summary Compensation

The following table sets forth all compensation awarded to the Corporation’s named executive officers for the fiscal years ended December 31, 2005, 2006 and 2007.

Summary Compensation Table(d)

	Year	Salary	Bonus	Stock Awards(b)		Option Awards(b)	All Other Compen- sation(c)	Total
Robert S. Silberman	2007	$630,000	$600,000		$5,273,000	$1,034,000	$444,065	$7,981,065
Chairman & CEO	2006	$600,000	$500,000		$3,515,000	$1,123,000	$571,295	$6,309,295
	2005	$600,000	$350,000		$0	$1,614,000	$6,300	$2,570,300
Karl McDonnell(a)	2007	$246,000	$300,000		$535,000	$—	$36,888	$1,117,888
President & COO	2006	$118,000	$100,000		$218,000	$—	$95,145	$531,145
	2005	N/A	N/A	$	N/A	N/A	N/A	N/A
Mark C. Brown	2007	$238,000	$250,000		$117,000	$260,000	$45,882	$910,882
Executive VP & CFO	2006	$226,000	$175,000		$0	$272,000	$90,544	$763,544
	2005	$220,000	$165,000		$0	$301,000	$6,200	$692,200
Lysa A. Hlavinka	2007	$190,000	$190,000		$224,000	$270,000	$19,521	$893,521
Executive VP & Chief	2006	$181,000	$130,000		$150,000	$288,000	$25,673	$774,673
Administrative Officer	2005	$175,000	$130,000		$0	$362,000	$5,250	$672,250
Gregory Ferenbach	2007	$190,000	$140,000		$274,000	$—	$17,706	$621,706
Senior VP & General	2006	$186,000	$70,000		$122,000	$100,000	$9,045	$487,045
Counsel	2005	$180,000	N/A		$0	$209,000	$5,429	$394,429

(a)	Mr. McDonnell was hired in July 2006.
(b)	The amounts shown in the ‘‘Stock Awards’’ column above reflect the amounts expensed for the years ended December 31, 2006 and 2007 under SFAS No. 123(R), Share-based Payment, for all outstanding restricted stock held by the named executive officer (disregarding estimated forfeitures). No shares of restricted stock were issued to named executive officers prior to 2006. The amounts shown in the ‘‘Option Awards’’ column reflect the amounts expensed for the years ended December 31, 2006 and 2007 under SFAS 123(R) for all stock options held by the named executive officer (disregarding estimated forfeitures), including awards made in prior periods. The Corporation adopted FAS 123(R) on January 1, 2006 and used the modified prospective transition method under the rule, which requires the application of the accounting standard as of January 1, 2006. Although the Corporation’s financial statements were not restated for prior periods, the pro forma amounts of compensation expense for 2005 is included in the ‘‘Options Awards’’ column above for comparability purposes. No new stock option awards were granted in 2006 or 2007. All amounts recorded in 2006 and 2007 relate to awards made in prior years. The Corporation used the Black Scholes option pricing model to estimate fair value as of the date of each stock option grant. The assumptions used for each year’s stock option awards are included in the ‘‘Significant Accounting Policies’’ section in the notes to the consolidated financial statements in the Corporation’s Annual Report on Form 10-K for the years ended December 31, 2002, 2003, 2004, and 2005.
(c)	All Other Compensation is comprised of cash payments on unexercised vested stock options, dividends on unvested restricted stock, the Corporation’s match of contributions to a 401(k) plan, and relocation expenses and related tax gross-ups. The table below sets forth this information by named executive officer for the fiscal years ended December 31, 2005, 2006, and 2007.
(d)	The Corporation does not have a non-equity incentive plan, a pension plan or a non-qualified deferred compensation plan and, therefore, the columns related to these plans are excluded from the table.

Supplemental All Other Compensation Table

	Year	Cash Payments on Vested, Unexercised Stock Options	Unvested Restricted Stock Dividends	Corporation’s 401(k) Match	Relocation Expenses and Tax Gross-up		Total All Other Compensation
Robert S. Silberman	2007	$262,500	$172,565	$9,000	$—		$444,065
Chairman & CEO	2006	$425,000	$139,695	$6,600	$—		$571,295
	2005	$—	$—	$6,300	$—		$6,300
Karl McDonnell	2007	$—	$27,888	$9,000	—		$36,888
President & COO	2006	$—	$11,358	$—	$83,787	(a)	$95,145
	2005	N/A	N/A	N/A	N/A		N/A
Mark C. Brown	2007	$32,265	$4,617	$9,000	$—		$45,882
Executive VP & CFO	2006	$84,244	$—	$6,300	$—		$90,544
	2005	$—	$—	$6,200	$—		$6,200
Lysa A. Hlavinka	2007	$—	$11,921	$7,600	$—		$19,521
Executive VP & Chief	2006	$12,500	$7,969	$5,204	$—		$25,673
Administrative Officer	2005	$—	$—	$5,250	$—		$5,250
Gregory Ferenbach	2007	$—	$10,094	$7,612	$—		$17,706
Senior VP & General Counsel	2006	$—	$3,436	$5,609	$—		$9,045
	2005	$—	$—	$5,429	$—		$5,429

(a)	Mr. McDonnell received $83,787 in 2006 related to his relocation, $54,294 of which was for relocation expenses and $29,493 of which was for tax gross-ups.

Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the Corporation’s named executive officers for the fiscal year ended December 31, 2007.

Grants of Plan-Based Awards Table(a),(c)

Name	Grant Date	All Stock Awards: Number of Shares of Stock or Units(b) (#)	Grant Date Fair Value of Stock Awards(b) ($)
Robert S. Silberman, Chairman & CEO	—	—	—
Karl McDonnell, President & COO	2/13/07	1,056	120,000
Mark C. Brown, Executive VP & CFO	2/13/07	3,518	400,000

Lysa A. Hlavinka, Executive VP & Chief Administrative Officer	2/13/07	1,583	180,000

Gregory Ferenbach, Senior VP & General Counsel	2/13/07	1,583	180,000

(a)	These awards of restricted stock vest 100% on February 13, 2010. The Corporation’s closing price of common stock was $113.72 on the date of these awards.

(b)	On February 12, 2008, the following awards of restricted stock, which are not reflected in the table above, were granted to the Corporation’s named executive officers:

	Shares	100% Vest Date
Karl McDonnell	1,851	2/12/11
Mark C. Brown	1,481	2/12/11
	6,170	2/12/13
Lysa A. Hlavinka	1,173	2/12/11
	6,170	2/12/13
Gregory Ferenbach	1,173	2/12/11
The Corporation’s closing price of common stock was $162.10 on the date of these awards.
(c)	The Corporation did not grant any stock options in 2006 and, therefore, the columns related to stock option grants are excluded from the table.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-based Awards Table

It is the policy of the Corporation that the three primary components of the Corporation’s total compensation package (salary, bonus, and equity grants) will be considered in the aggregate in determining the amount of any one component. With regard to 2007, the Board of Directors and the Compensation Committee did consider the three primary components of total compensation in the aggregate in determining the amount of any one component.

In reviewing and recommending the named executive officers’ total compensation, the Compensation Committee noted the Corporation’s superior growth in revenue, operating income, net income and earnings per share during 2007, as well as its sector-leading operating margins, return on invested capital, and academic performance. The Compensation Committee noted the strong performance of the Company relative to its peer group. The Compensation Committee also took into account the performance of the Corporation’s main operating asset, Strayer University, in terms of advances in faculty hiring and qualifications, expansion of campus network, and increase in learning outcomes and graduation rates. As such, the Compensation Committee confirmed that the Corporation met its annual corporate goals, which were established by the Board of Directors in October 2006.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth outstanding option and stock awards of the Corporation’s named executive officers as of December 31, 2007.

Outstanding Option Awards Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date	Option Exercise Price ($)	Option Full Vesting Date(a)	Option Expiration Date	Market Value of Stock Options at 12/31/07(b) ($)
Robert S. Silberman,	100,000	—	4/6/01	$33.69	4/6/04	4/5/08	13,689,000
Chairman & CEO	100,000	—	2/12/03	$53.61	2/12/06	2/11/09	11,697,000
	—	100,000	2/15/05	$107.28	2/15/09	2/14/13	6,330,000
Karl McDonnell,	—	—	—	—	—	—	—
President & COO
Mark C. Brown,	10,000	—	2/12/03	$53.61	2/12/06	2/11/09	1,170,000
Executive VP & CFO	—	25,417	2/15/05	$107.28	2/15/09	2/14/13	1,609,000
Lysa A. Hlavinka,	—	10,000	5/11/04	$119.72	5/11/08	5/10/12	509,000
Executive VP & Chief	—	15,000	2/15/05	$107.28	2/15/09	2/14/13	950,000
Administrative Officer
Gregory Ferenbach, Senior VP & General Counsel	—	—	—	—	—	—	—

(a)	All unvested stock options vest 100% on the dates indicated.

(b)	Market value of stock options at December 31, 2007 is estimated by taking the difference between the Corporation’s closing stock price of $170.58 on December 31, 2007 and the Option Exercise Price, multiplied by the number of options for each grant.

Outstanding Stock Awards Table

Name	Restricted Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares of Stock at 12/31/07 That Have Not Vested	Restricted Stock Vesting Date
Robert S. Silberman,	2/14/06	131,478(a	)	$22,428,000	12/1/08
Chairman & CEO
Karl McDonnell,	7/26/06	20,192(b	)	$3,444,000	7/25/10
President & COO	2/13/07	1,056(c	)	$180,000	2/13/10
Mark C. Brown,	2/13/07	3,518(c	)	$600,000	2/13/10
Executive VP & CFO
Lysa A. Hlavinka,	2/14/06	7,500(d	)	$1,279,000	2/13/10
Executive VP & Chief Administrative Officer	2/13/07	1,583(c	)	$270,000	2/13/10
Gregory Ferenbach,	6/13/06	2,684(e	)	$458,000	2/10/08
Senior VP & General Counsel	6/13/06	3,424(e	)	$584,000	2/15/09
	2/13/07	1,583(c	)	$270,000	2/13/10

(a)	On February 14, 2006, Mr. Silberman was granted 131,478 restricted common shares which vest 100% on December 1, 2008, subject to the satisfaction of certain confidential performance criteria relating to the achievement of cumulative annual growth rates in revenue, net income and earnings per share over the restriction period and maintenance of regional accreditation. The Corporation believes the achievement of these criteria is realistic but not certain. Expensing of these shares commenced following stockholder approval of a plan amendment at the Annual Meeting of stockholders on May 3, 2006. The closing price of the Corporation’s common stock was $103.60 on that day. Mr. Silberman has the right to vote these shares and receive cash dividends thereon during the restriction period.
(b)	On July 25, 2006 (when the closing price of the common stock was $ 99.05 per share), Mr. McDonnell was granted 20,192 restricted common shares which vest 100% on July 25, 2010, subject to the satisfaction of certain confidential performance criteria relating to the achievement of cumulative annual growth rates in revenue, net income, and earnings per share over the restriction period and maintenance of regional accreditation. The Corporation believes the achievement of these criteria is realistic but not certain. Mr. McDonnell has the right to vote these shares and receive cash dividends thereon during the restriction period.
(c)	These awards of restricted stock vest 100% on February 13, 2010. The Corporation’s closing price of common stock was $113.72 on the date of these awards.
(d)	On February 14, 2006 (when the closing price of the common stock was $91.27 per share), Ms. Hlavinka was granted 7,500 restricted common shares which vest 100% on February 14, 2010. Ms. Hlavinka has the right to vote these shares and receive cash dividends thereon during the restriction period.
(e)	On June 13, 2006, Mr. Ferenbach was granted 6,108 restricted common shares pursuant to a one-time offer to exchange 20,000 stock options. This one-time exchange offer was approved by the Corporation’s stockholders at the 2006 Annual Meeting on May 3, 2006. This exchange offer excluded the five highest compensated officers, which did not include Mr. Ferenbach at that time. Of the 20,000 stock options Mr. Ferenbach exchanged, 10,000 were granted on February 10, 2004, had a grant date fair value of $473,000 and were exchanged for 2,684 restricted shares which vested on February 10, 2008. The other 10,000 stock options were granted on February 15, 2005, had a grant date fair value of $414,000 and were exchanged for 3,424 restricted shares which vest on February 15, 2009. The fair value of the restricted shares issued to Mr. Ferenbach was equivalent to the fair value of the stock options he exchanged.

Options Exercised and Restricted Stock Vested

The following table sets forth the value and share amounts realized during the fiscal year ended December 31, 2007 upon the exercise of stock options and vesting of stock awards for the Corporation’s named executive officers.

Options Exercised and Restricted Stock Vested Table

	Options Exercised		Restricted Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert S. Silberman, Chairman & CEO	200,000	$17,303,000	—	—
Karl McDonnell, President & COO	—	—	—	—
Mark C. Brown, Executive VP & CFO	64,583	$5,590,000	—	—
Lysa A. Hlavinka, Executive VP & Chief Administrative Officer	—	—	—	—
Gregory Ferenbach, Senior VP & General Counsel	—	—	—	—

Potential Payments upon Termination or Change in Control

Mr. Silberman is the only named executive officer with an employment contract. In the event that Mr. Silberman is terminated by the Corporation without cause, he is entitled to receive a lump sum payment of three years salary, which is currently equal to $2.0 million. If such termination is in connection with a change of control, Mr. Silberman is entitled to receive a lump sum payment of an additional amount equal to three times his latest bonus award of $600,000 for a total payout of $3.8 million. In addition, Mr. Silberman is entitled to three years of medical benefits and to a gross-up payment for any excise taxes which may be imposed on termination payments. The agreement also contains covenants restricting Mr. Silberman from competing with the Corporation for three years after his termination of employment and requires Mr. Silberman to keep confidential the Corporation’s proprietary information.

For all named executive officers, stock options and restricted stock awards vest immediately upon the occurrence of a change in control of the Corporation. See ‘‘Outstanding Equity Awards at Fiscal Year-end’’ tables above for valuation of the acceleration that would have been made for stock-based awards had there been a change in control at the closing price of $170.58 of the Corporation’s common stock at December 31, 2007.

Director Compensation

The following table sets forth compensation for each director for the fiscal year ended December 31, 2007.

Director Compensation Table(h)

Name	Fees Earned or Paid in Cash ($)	Stock Awards(f) ($)	All Other Compensation(g) ($)	Total ($)
Robert S. Silberman, Chairman & CEO(a)	—	—	—	—
Dr. Charlotte F. Beason, Director	40,000	32,217(b)	730	72,947
William E. Brock, Director	40,000	32,217(b)	7,605	79,822
David A. Coulter, Director	500	63,878(c)	14,571	78,949
Gary Gensler, Director	45,000	32,217(b)	3,855	81,072
Robert R. Grusky, Director	35,000	40,278(d)	912	76,190
Robert L. Johnson, Director	500	63,878(c)	10,196	74,574
Todd A. Milano, Director	8,800	57,350(e)	1,300	67,450
G. Thomas Waite, III, Director	45,000	32,217(b)	730	77,947
J. David Wargo, Director	40,000	32,217(b)	730	72,947

(a)	Mr. Silberman receives no compensation for serving as a member of the Corporation’s Board of Directors.
(b)	The grant date fair value for these stock awards was $40,000 on May 3, 2006 ($103.60 per share) and $40,000 on May 2, 2007 ($128.67 per share).
(c)	The grant date fair value for these stock awards was $79,000 on May 3, 2006 ($103.60 per share) and $80,000 on May 2, 2007 ($128.67 per share).
(d)	The grant date fair value for these stock awards was $50,000 on May 3, 2006 ($103.60 per share) and $50,000 on May 2, 2007 ($128.67 per share).
(e)	The grant date fair value for these stock awards was $71,200 on May 3, 2006 and $71,200 on May 2, 2007 ($128.67 per share).
(f)	The amounts shown in the ‘‘Stock Awards’’ column above reflect the amounts expensed for the year ended December 31, 2007 under SFAS 123(R), Share-based Payment, for all outstanding restricted stock held by the director (disregarding estimated forfeitures).
(g)	All Other Compensation is comprised of cash payments on unexercised, vested stock options and dividends on unvested restricted stock.
(h)	The number of stock option and restricted stock awards held by each director as of December 31, 2007 are included in the ‘‘Nominees for Common Stock Directors’’ table in Proposal 1 above. Although the information in that table is as of March 7, 2008, there were no changes to the stock option and restricted stock awards held by each director between December 31, 2007 and March 7, 2008.

Directors who are employees receive no additional compensation for serving as directors. All directors are reimbursed for expenses incurred in connection with their attendance at Board and Committee meetings.

Director compensation is as follows:

•	Annual Retainer. Each eligible director is paid an annual fee of $80,000 in quarterly installments. Of this amount, 50% (or $40,000) of the annual fee is paid in cash and 50% in shares of restricted stock. Instead of receiving a cash payment, directors may elect to have up to 100% of their annual retainer paid in restricted stock.

•	Restricted Stock. As part of the annual retainer, $40,000 – $80,000 of restricted stock is issued to directors on the date of the Annual Meeting. The stock vests over three years, with one-third of the stock vesting each year.

•	Fees for Audit Committee. Members of the Audit Committee receive an additional fee of $1,000 per meeting (generally $4,000 per year).

•	Reimbursement of Expenses. Directors are reimbursed for out-of-pocket expenses incurred in connection with their attendance at Board and Committee meetings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Strayer Education, Inc. Board of Directors is composed of three directors – Messrs. Wargo (Chair), Johnson and Milano. Between February 13, 2007, the date of the last Compensation Committee Report, and March 21, 2008, the Compensation Committee met three times.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section and, based on the review and discussion, the Committee recommended to the Board to include this information in the Corporation’s Annual Report on Form 10-K and Proxy Statement.

Compensation Committee:

J. David Wargo, Chair
Robert L. Johnson
Todd A. Milano

Dated: February 12, 2008

AUDIT COMMITTEE REPORT

The Audit Committee of the Strayer Education, Inc. Board of Directors is composed of three directors, all of whom are independent, as independence is defined under the NASDAQ Listing Standards and Rule 10A-3(b)(1) of the 1934 Act. The Audit Committee is currently composed of Messrs. Gensler (Chair), Grusky and Waite. The Audit Committee operates under a written charter first adopted in 2001, which is reviewed annually and which has periodically been subsequently revised by the Committee to reflect regulatory developments. The Corporation will provide a copy of the charter to any person without charge, upon request. Persons wishing to make such a request should contact Sonya G. Udler, Senior Vice President – Corporate Communications, 1100 Wilson Blvd., Suite 2500, Arlington, VA 22209, (703) 247-2500. In addition, the Audit Committee charter is available on the Corporation’s website, www.strayereducation.com. Under the Audit Committee Charter and the Committee’s current policies, the Committee performs a variety of tasks, including (i) being directly responsible for the appointment, compensation and oversight of the Corporation’s independent registered public accounting firm, (ii) reviewing the Corporation’s accounting policies, (iii) reviewing the Corporation’s unaudited quarterly earnings releases and periodic filings with the SEC that include financial statements, and (iv) reporting to the Board of Directors.

The management of the Corporation is responsible for the Corporation’s internal controls and financial reporting process and for maintaining the Corporation’s compliance with applicable accounting standards. PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm, is responsible for performing an independent audit of the Corporation’s financial statements in accordance with generally accepted auditing standards and to provide a report thereon. The Committee is not involved in the preparation of the Corporation’s financial statements or audit, but instead its responsibility is to monitor and oversee these activities by management and the auditors, respectively.

In connection with this responsibility, during 2007 the Committee met and held discussions with management five times and together with the independent registered public accounting firm four times. The Committee reviewed and discussed the audited financial statements with management. As a matter of practice the Committee, at each meeting, in addition to the Agenda with all present, meets separately with each of management, internal audit, PricewaterhouseCoopers, and in executive session of itself. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and, independently with PricewaterhouseCoopers LLP. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees).

During the year 2007, management conducted the documentation, testing and evaluation of the Corporation’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and PricewaterhouseCoopers LLP at each regularly scheduled Committee meeting. At the conclusion of the process, management provided the Committee with a report on the effectiveness of the Corporation’s internal control over financial reporting. The Committee also reviewed the report of management contained in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC, as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm (included in the Corporation’s Annual Report on Form 10-K). This report of PricewaterhouseCoopers LLP related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Corporation’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2008.

The Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence. PricewaterhouseCoopers LLP advised the Committee that there were no disagreements with management regarding the preparation of the Corporation’s financial statements or the conduct of the annual audit.

Based upon the review and discussions referred to above, the Committee, consisting of the members for the fiscal year ended December 31, 2007, recommended to the Board of Directors that the audited financial statements for the year 2007 be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2007, filed with the SEC, and that PricewaterhouseCoopers LLP be retained as the Corporation’s independent registered public accounting firm for the fiscal year 2008.

Audit Committee:

Gary Gensler, Chair
Robert R. Grusky
G. Thomas Waite, III

Dated: February 11, 2008

Certain Transactions with Related Parties

The Corporation had no transactions with related parties during the fiscal year ended December 31, 2007. The Corporation prohibits conflict of interest activities by any Director or Officer unless specifically approved in advance and in writing by the General Counsel, CEO, and Audit Committee of the Board of Directors after full disclosure of all aspects of the activity. Any such activity will be publicly disclosed. See ‘‘Code of Business Conduct’’ in this Proxy Statement for more information.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee and the Board of Directors have appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP to serve as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has acted as the Corporation’s independent registered public accounting firm for the fiscal year ended December 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions. Although stockholder ratification of the appointment of auditors is no longer required as a technical matter, the appointment of PricewaterhouseCoopers LLP is being submitted for ratification as a matter of good corporate practice in order that the Audit Committee may take into consideration the views of stockholders on this matter.  The ratification of the appointment of PricewaterhouseCoopers LLP requires the approval of a majority of the votes cast at the Annual Meeting.

The Board of Directors recommends a vote for the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Principal Accounting Fees and Services

Set forth below are the services rendered and related fees billed by PricewaterhouseCoopers LLP for 2006 and 2007:

	2006	2007
Audit Fees Recurring:
Consolidated financial statements audit	$375,000	$374,100
Non-recurring:
Implementation of FAS 123(R)	39,625	—
Other	5,610	—
	420,235	374,100
Tax Fees
Preparation of corporate tax returns	33,000	48,450
Other Services
License fee for accounting database	1,500	2,400
	$454,735	$424,950

It is the Audit Committee’s policy to pre-approve all audit and non-audit related services provided by the Corporation’s independent registered public accounting firm. All of the services described above were pre-approved by the Corporation’s Audit Committee.

Stockholder Proposals

All stockholder proposals intended to be presented at the 2009 Annual Meeting of Stockholders must be received by the Corporation no later than November 25, 2008 and must otherwise comply with rules of the SEC for inclusion in the Corporation’s proxy statement and form of proxy relating to the meeting.

SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Corporation’s proxy statement with respect to discretionary voting. The discretionary voting deadline for the Corporation’s 2009 Annual Meeting is February 7, 2009. If a stockholder gives notice of such a proposal after the discretionary voting deadline, the Corporation’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Corporation’s 2009 Annual Meeting of Stockholders.

Other Matters

The Corporation knows of no other matters to be presented for action at the Annual Meeting other than those mentioned above. However, if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxy card will vote on such matters in accordance with their best judgment.

Exhibit A

REVOCABLE PROXY

STRAYER EDUCATION, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2008
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Robert S. Silberman, Gregory Ferenbach and Mark C. Brown and any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 29, 2008 at 8:30 a.m. (Eastern time) at the Twin Towers Conference Center, Mall Level, 1100 Wilson Boulevard, in Arlington, Virginia, and at any adjournments thereof, in respect of all shares of the Common Stock of the Corporation which the undersigned may be entitled to vote, on the following matters:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE CORPORATION TO ADDITIONAL EXPENSE.

(Continued and to be signed on the reverse side)

A-1

ANNUAL MEETING OF STOCKHOLDERS OF

STRAYER EDUCATION, INC.

APRIL 29, 2008

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach along perforated line and mail in the envelope provided -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF DIRECTORS AND ‘‘FOR’’
PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of ten Directors by all Common Stockholders:
NOMINEES:
FOR ALL NOMINEES	O Robert S. Silberman O Dr. Charlotte F. Beason
WITHHOLD AUTHORITY FOR ALL NOMINEES	O William E. Brock O David A. Coulter O Gary Gensler
FOR ALL EXCEPT (See instructions below)	O Robert R. Grusky O Robert L. Johnson O Todd A. Milano O G. Thomas Waite, III O J. David Wargo
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ‘‘FOR ALL EXCEPT’’ and fill in the circle next to each nominee you wish to withhold.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted.

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2008.

This proxy, when properly executed, will be voted as directed herein by the undersigned shareholder. However, if no direction is given, this proxy will be voted FOR the election of all nominated directors and, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and on other matters in the discretion of the proxy holder as he may deem advisable.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement dated March 27, 2008 and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Please mark, sign and date this proxy and return it to ensure a quorum at the meeting. It is important whether or not you own few or many shares. Delay in returning your proxy may subject the Corporation to additional expenses.

Signature of Stockholder:                                                    Date:                        Signature of Stockholder:                                                    Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please have a duly authorized officer sign under the full corporate name, giving full title as such. If signer is a partnership, please have an authorized person sign in partnership name.

A-2